Exhibit 10.51

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of October 22, 2015, among WILMINGTON TRUST, NATIONAL ASSOCIATION, as First Lien Credit Agreement Agent, each Other First Priority Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, Cortland Products Corp., as Second Lien Credit Agreement Agent, in its capacity as Second Lien Agent.

A.                                    WHEREAS, Warren Resources, Inc., a Maryland corporation (the “Company”), (i) is party to the Credit Agreement dated as of May 22, 2015 (as amended, restated, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among the Company, the lenders party thereto from time to time, Wilmington Trust, National Association, as administrative agent and collateral agent and the other parties thereto and (ii) may become a party to Other First Priority Lien Obligations Credit Documents; and

B.                                    WHEREAS, the Company is party to the Second Lien Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among the Company, the lenders party thereto from time to time, Cortland Products Corp., as administrative agent and the other parties thereto.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                                                 Definitions.

1.1                               Defined Terms.

(a)                                 As used in this Agreement, the following terms have the meanings specified below:

“Accounts” shall have the meaning set forth in Section 5.5(b).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals, and its successors in such capacity.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created or perfected under any First Lien Collateral Document, those Second Priority Collateral Documents that create or perfect a second-priority Lien on the same Common Collateral, granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First Lien Lender Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Lien Lender Claims and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the First Lien Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Lien Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of First Lien Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Lender Claims that constitute an exchange or replacement for or a refinancing of such Obligations or First Lien Lender Claims. In the event the First Lien Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Lien Lender Claims shall be deemed to be discharged when the final payment is made, in the manner provided for in the applicable plan of reorganization, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disposition” shall have the meaning assigned to such term in Section 5.1(a).

“Event of Default” shall mean an “Event of Default” as defined in the First Lien Credit Agreement, any other First Lien Lender Documents, the Second Lien Credit Agreement, or any other Second Lien Loan Documents, as applicable.

“First Lien Agent” shall mean each of (a) the First Lien Credit Agreement Agent and (b) any Other First Priority Lien Obligations Agent.

“First Lien Collateral Agreement” shall mean the Security Agreement, dated as of May 22, 2015, among the Company, certain other Grantors, and Wilmington Trust, National Association, as collateral agent for the secured parties referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien Collateral Documents” shall mean the First Lien Collateral Agreement and the other “Collateral Documents” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals and shall include, in the event such First Lien Credit Agreement is terminated or replaced and the Company subsequently enters into any “First Lien Credit Agreement” (as defined in the Second Lien Credit Agreement), the First Lien Credit Agreement designated by the Company to each then extant First Lien Agent and Second Lien Agent to be the “First Lien Credit Agreement” hereunder.

“First Lien Credit Agreement Agent” shall mean Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent for the First Lien Lenders under the First Lien Credit Agreement and the other First Lien Lender Documents entered into pursuant to the First Lien Credit Agreement, together with its successors and replacements in such capacity.

“First Lien Debt Cap” means, at any time, an amount equal to the sum of:

(a)                                 $250,000,000; plus

(b)                                 any Indebtedness arising under Swap Contracts (as defined in the First Lien Credit Agreement) entered into with an Eligible Secured Swap Counterparty (as defined in the First Lien Credit Agreement); plus

(c)                                  an additional amount, the sum of which, plus the amounts described in clause (d) hereof (solely in respect of interest that is capitalized as principal and any additional make-whole amount under the First Lien Lender Documents that is otherwise in excess of the make-whole amount under the First Lien Lender Documents in effect as of the date hereof), does not exceed as of the date of incurrence thereof $25,000,000, provided that after giving effect to the incurrence of such amount, (i) the ratio of PDP PV-10 Value to Consolidated Secured Total Debt as of such date shall be greater than 1.0:1.0 and (ii) the Consolidated Secured Total Leverage Ratio shall be less than 4.0:1.0 and the Borrower shall have delivered a certificate executed by a Responsible Officer to the Second Lien Agent to such effect; plus

(d)                                 all accrued and unpaid interest (including interest that is capitalized as principal) and repayment premiums, expenses, fees and other similar amounts arising under the relevant First Lien Lender Documents and all accrued and unpaid make-whole amounts in the amounts under the First Lien Lender Documents in effect on the date hereof; minus

(e)                                  the sum of (i) the amount of all actual prepayments and repayments applied to any term loans constituting Indebtedness incurred under the First Lien Credit Agreement (except to the extent that such prepayment or repayment results in a corresponding increase in the Delayed Draw Commitment (as defined in the First Lien Credit Agreement) in accordance with the terms of the First Lien Credit Agreement) or made in connection with any Permitted Additional First Lien Debt (as defined in the First Lien Credit Agreement) and (ii) the amount of all repayment and prepayments of any revolving loans or letters of credit constituting Indebtedness incurred in connection with any Permitted Additional First Lien Debt (as defined in the First Lien Credit Agreement) or Delayed Draw Commitment (as defined in the First Lien Credit Agreement), in each case as to this clause (ii) to the extent accompanied by a corresponding reduction in the applicable commitment amount (excluding reductions in sub-facility commitments not accompanied by a corresponding reduction in the facility commitment amount and any such repayment or reduction occurring by reason of a refinancing in accordance with this Agreement of the Permitted Additional First Lien Debt (as defined in the First Lien Credit Agreement) or the Delayed Draw Commitment (as defined in the First Lien Credit Agreement) in an amount up to the aggregate principal amount of term loans, notes and/or revolving commitments existing prior to such refinancing); provided, that this Agreement shall not impute any prepayment or repayment obligations under the First Lien Credit Agreement or any document governing Permitted Additional First Lien Debt (as defined in the First Lien Credit Agreement).

“First Lien Lender” shall mean a “Lender” as defined in the First Lien Credit Agreement.

“First Lien Lender Cash Management Obligations” shall mean, with respect to the Company and any of its Subsidiaries, all Obligations of such Person in respect of overdrafts and related liabilities owed to a First Lien Lender or any of its Affiliates and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements).

“First Lien Lender Claims” shall mean all Obligations arising under the First Lien Credit Agreement (including, for the avoidance of doubt, any make-whole amounts and repayment premiums), the Other First Priority Lien Obligations Credit Documents and any other First Lien Lender Documents, whether or not such Obligations constitute Indebtedness, in each case secured by a first-priority Lien on the Common Collateral, including, without limitation, (a) Obligations arising under Secured Hedge Agreements, (b) First Lien Lender Cash Management Obligations and (c) Obligations under any agreement that is an exchange or replacement for or an extension, increase or Refinancing of any First Lien Lender Claims. First Lien Lender Claims shall include (i) all “Obligations”, as defined in the First Lien Collateral Agreement and (ii) all interest, expenses, fees and other amounts accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Lien Lender Documents whether or not the claim for such interest, expenses, fees and other amounts is allowed or allowable as a claim in such Insolvency or

Liquidation Proceeding; provided, that any Obligations under the First Lien Credit Agreement in excess of the First Lien Debt Cap (or not permitted to being incurred under the First Lien Debt Cap) shall not be deemed to be First Lien Lender Claims (and shall be deemed to be third priority lien debt of the Company, junior in priority to the Second Priority Claims to the same extent as the Second Priority Claims are to the First Lien Lender Claims).

“First Lien Lender Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a first-priority Lien is granted as security for any First Lien Lender Claim.

“First Lien Lender Documents” shall mean the First Lien Loan Documents, the Other First Priority Lien Obligations Credit Documents, the First Lien Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Lien Lender Hedging Obligation or First Lien Lender Cash Management Obligations) providing for, evidencing or securing any First Lien Lender Claim, including, without limitation, any Obligation under the First Lien Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

“First Lien Lender Hedging Obligations” shall mean any Obligations under Secured Hedge Agreements.

“First Lien Lenders” shall mean the Persons holding First Lien Lender Claims, including the First Lien Agents.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Financing Documents” as defined in the First Lien Credit Agreement.

“First Lien Purchase Notice” shall have the meaning set forth in Section 7.1.

“First Lien Separate Collateral” means all amounts deposited by any First Lien Agent or any other person into an account specially designated to cash collateralize outstanding letters of credit under the First Lien Lender Documents.

“First Priority Designated Agent” shall mean if at any time there is only one First Lien Agent for First Lien Lender Claims with respect to which the Discharge of First Lien Lender Claims has not occurred, such First Lien Agent.  The Second Lien Agent may treat the First Lien Credit Agreement Agent as the First Priority Designated Agent until it receives in writing notice that another First Lien Agent is acting as First Priority Designated Agent.

“Grantors” shall mean the Company and each Subsidiary of the Company, in each case, that has executed and delivered a Second Priority Collateral Document or a First Lien Collateral Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Second Lien Credit Agreement, the First Lien Credit Agreement or the Other First Priority Lien Obligations Credit Documents.

“Insolvency or Liquidation Proceeding” shall mean (a) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary, (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving insolvency or proceedings under the Bankruptcy Code or any other federal, state or foreign law, or (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

“Obligations” shall mean, with respect to any Person, any payment obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any First Lien Lender Document or Second Priority Document include the obligations to pay principal, interest (including interest, expenses, fees and other amounts accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest, expenses, fees and other amounts is allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any First Lien Lender or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

“Other First Priority Lien Obligations” means all Obligations (including, without limitation, any interest, fees or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) owing or arising under any Other First Priority Lien Obligations Document; provided, however, for the avoidance of doubt, none of the Obligations under the First Lien Credit Agreement or any other Financing Document (as defined in the First Lien Credit Agreement) shall constitute Other First Priority Lien Obligations.

“Other First Priority Lien Obligations Agent” shall mean, with respect to any Other First Priority Lien Obligations Credit Document, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Other First Priority Lien Obligations Credit Document by or on behalf of the holders of such Other First Priority Lien Obligations and has become a party hereto in accordance with Section 10.21 hereof, and its respective successors in such capacity.

“Other First Priority Lien Obligations Credit Document” means any instruments, agreements or documents evidencing (a) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) other financing arrangements, including debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other indebtedness, in each case that are to be equally and ratably secured with the First Lien Lender Claims in respect of the First Lien Credit Agreement and in respect of which an Other First Priority Lien Obligations Agent has become a party hereto in accordance with Section 10.21 hereof and has become a party to a customary first lien intercreditor agreement pursuant to the terms thereof; provided, however, that the Obligations in respect of such Other First Priority Lien Obligations Credit Document are permitted to be so incurred in accordance with the First Lien Lender Documents and the Second Priority Documents.

“Other First Priority Lien Obligations Documents” means each Other First Priority Lien Obligations Credit Document and each Other First Priority Lien Obligations Security Document related thereto.

“Other First Priority Lien Obligations Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure any Other First Priority Lien Obligations.

“Other Second Priority Lien Obligations” means all Obligations (including, without limitation, any interest, fees or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) owing or arising under any Other Second Priority Lien Obligations Document; provided, however, for the avoidance of doubt, none of the Obligations under the Second Lien Credit Agreement or any other Financing Document (as defined in the Second Lien Credit Agreement) shall constitute Other Second Priority Lien Obligations.

“Other Second Priority Lien Obligations Agent” shall mean, with respect to any Other Second Priority Lien Obligations Credit Document, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Other Second Priority Lien Obligations Credit Document by or on behalf of the holders of such Other Second Priority Lien Obligations and has become a party hereto in accordance with Section 10.21 hereof, and its respective successors in such capacity.

“Other Second Priority Lien Obligations Credit Document” means any instruments, agreements or documents evidencing (a) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) other financing arrangements, including debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other indebtedness, in each case that are to be equally and ratably secured with the Second Priority Claims in respect of the Second Lien Credit Agreement and in respect of which an Other Second Priority Lien Obligations Agent has become a party hereto in accordance with Section 10.21 hereof and has become a party to a customary second lien intercreditor agreement pursuant to the terms thereof; provided, however, that the Obligations in respect of such Other Second Priority Lien Obligations Credit Document are permitted to be so incurred in accordance with the First Lien Lender Documents and the Second Priority Documents.

“Other Second Priority Lien Obligations Documents” means each Other Second Priority Lien Obligations Credit Document and each Other Second Priority Lien Obligations Security Document related thereto.

“Other Second Priority Lien Obligations Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure any Other Second Priority Lien Obligations.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of any First Lien Agent (or its agents or bailees) or after the Discharge of First Lien Lender Claims, the Second Lien Agent, to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Remedy Standstill Period” shall mean the period commencing on the date on which the Second Lien Agent has delivered to the First Lien Agent written notice of the acceleration of any Second Priority Claims (it being understood and agreed that the Second Lien Agent and the Second Lien Lenders shall not be entitled to deliver a notice of acceleration to start the commencement of such period if, within 60 days following a Second Lien Specified Event of Default, the First Lien Agent notifies the Second Lien Agent that the event giving rise to such

Second Lien Specified Event of Default has been waived or otherwise cured under the First Lien Credit Agreement), and ending on the earlier to occur of (i) the date which is 180 days (which period will be tolled during any period in which the First Lien Agent is not entitled, on behalf of the First Lien Lenders, to enforce or exercise any rights or remedies with respect to any Common Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) after receipt of such notice and (ii) the date on which the Discharge of First Lien Lender Claims has occurred. Such written notice from the Second Lien Agent to the First Lien Agent shall reference this Agreement, and shall declare a “Remedy Standstill Period” to commence.

“Required Lenders” shall mean, with respect to any First Lien Lender Documents, those First Lien Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such First Lien Lender Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the First Lien Lender Documents).

“Second Lien Agent” shall mean each of (a) the Second Lien Credit Agreement Agent and (b) any Other Second Priority Lien Obligations Agent.

“Second Lien Credit Agreement” shall have the meaning set forth in the recitals and shall include, in the event such Second Lien Credit Agreement is terminated or replaced and the Company subsequently enters into any “Second Lien Credit Agreement” (as defined in the Second Lien Credit Agreement), the Second Lien Credit Agreement designated by the Company to each then extant First Lien Agent and Second Lien Agent to be the “Second Lien Credit Agreement” hereunder.

“Second Lien Credit Agreement Agent” shall mean Cortland Products Corp., in its capacity as administrative agent for the Second Lien Lenders under the Second Lien Credit Agreement and the other Second Priority Documents entered into pursuant to the Second Lien Credit Agreement, together with its successors and replacements in such capacity.

“Second Lien Lender” shall mean a “Lender” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means (a) the Second Lien Credit Agreement and the other “Financing Documents” as defined in the Second Lien Credit Agreement and (b) any other related document or instrument executed and delivered pursuant to any Second Lien Loan Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Second Lien Purchase Notice” shall have the meaning set forth in Section 8.1.

“Second Lien Specified Event of Default” shall mean any Event of Default arising under the Second Lien Credit Agreement due to a breach of the covenants specified in Sections 4.1(f), 4.1(g), 4.1(h), 4.2, 4.9, 4.10(g), 4.12, 5.3, 5.5, 5.11, 5.12, and 5.15 of the Second Lien Credit Agreement.

“Second Priority Claims” shall mean all Obligations arising under the Second Lien Credit Agreement (including, for the avoidance of doubt, any make-whole amounts and repayment premiums), the other Second Lien Loan Documents or any of them, including all fees and expenses of the Second Lien Agent thereunder and all other Obligations in respect of, or arising under, the Second Priority Documents.

“Second Priority Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a second-priority Lien is granted as security for any Second Priority Claim.

“Second Priority Collateral Agreement” shall mean the Security Agreement, dated as of October 22, 2015, among the Company, certain other Grantors and the Second Lien Agent in respect of the Second Lien Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Collateral Documents” shall mean any agreement, document or instrument pursuant to which a second-priority Lien is now or hereafter granted securing any Second Priority Claims, or pursuant to which any such second-priority Lien is perfected or under which rights or remedies with respect to such second-priority Liens are at any time governed.

“Second Priority Designated Agent” shall mean if at any time there is only one Second Lien Agent for Second Priority Claims, such Second Lien Agent.  The First Lien Agent may treat the Second Lien Credit Agreement Agent as the Second Priority Designated Agent until it receives in writing notice that another Second Lien Agent is acting as Second Priority Designated Agent.

“Second Priority Documents” shall mean the Second Lien Loan Documents, the Second Priority Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Second Priority Claim, including, without limitation, any Obligation under the Second Lien Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

“Second Priority Lien” shall mean any second-priority Lien on any assets of the Company or any other Grantor securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean all Persons holding any Second Priority Claims, including the Second Lien Agent.

“Secured Hedge Agreements” shall mean each Swap Contract (as defined in the First Lien Credit Agreement) (i) with a counterparty that is a First Lien Lender or an Affiliate of a First Lien Lender as of any of (x) the Closing Date (as defined in the First Lien Credit Agreement), or (y) the First Amendment Effective Date (as defined in the First Lien Credit Agreement), or (ii) that is entered into after the Closing Date (as defined in the First Lien Credit Agreement) with any other counterparty reasonably acceptable to the Lead Lenders (as defined in the First Lien Credit Agreement) that enters into a Swap Intercreditor Agreement (as defined in the First Lien Credit Agreement).

“Secured Parties” shall mean the First Lien Lenders and the Second Priority Secured Parties.

“Subsidiary” shall mean any “Subsidiary” (as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable) of the Company.

“Swap Intercreditor Agreement” has the meaning assigned to such term in the First Lien Credit Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

(a)                                 Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Second Lien Credit Agreement on the date hereof.

(b)                                 With respect to any defined term used in this Agreement whose definition is as defined in the First Lien Credit Agreement, any amendment, statement, supplement or modification with respect to such defined term therein shall be ineffective with respect to this Agreement if made in order to evade the commercial terms of this Agreement.

1.2                               Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (c) all references herein to Sections shall be construed to refer to Sections of this Agreement and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein); provided that any terms used herein which are defined by reference to the First Lien Credit Agreement or the Second Lien Credit Agreement, as the case may be, and are subject to the modification restrictions set forth in Section 5.3 of this Agreement shall mean such terms as defined in the First Lien Credit Agreement as of the date hereof or the Second Lien Credit Agreement as of the date hereof, as the case may be, without giving effect to any modifications or amendments thereto except to the extent that such definitions have been modified or amended in accordance with this Agreement; and provided, further, that any such modifications or amendments shall be deemed to be automatically incorporated herein by reference.

SECTION 2.                                                 Lien Priorities.

2.1                               Subordination of Liens.

(a)                                 Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any second-priority Liens granted to the Second Priority Secured Parties on the Common Collateral or of any first-priority Liens granted to any First Lien Agent or First Lien Lenders on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or any other federal, state or foreign law or the Second Priority Documents or the First Lien Lender Documents, (iii) whether any First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (A) any first-priority Lien on the Common Collateral securing any First Lien Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any First Lien Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any second-priority Lien on the Common Collateral securing any Second Priority Claims and (B) any second-priority Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of the Second Lien Agent or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all first-priority Liens on the Common Collateral securing any First Lien Lender Claims. All first-priority Liens on the Common Collateral securing any First Lien Lender Claims shall be and remain senior in all respects and prior to all second-priority Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such first-priority Liens securing any First Lien Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(b)                                 Notwithstanding anything to the contrary herein, the Lien subordination provisions contained herein relate solely to the priority of Liens granted to the First Lien Lenders and the Second Priority Secured Parties, and except with respect to the priority of Liens as set forth in this Agreement, does not subordinate the Second Priority Claims in right of payment to the First Lien Lender Claims.  Nothing in this Agreement will affect the entitlement of any Second Priority Secured Party to receive and retain any required payments in respect of a Second Priority Claim other than payments governed by the provisions set forth herein that relate to the priority of Liens.

2.2                               Prohibition on Contesting Liens.  The Second Lien Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each First Lien Agent, for itself and on behalf of each First Lien Lender in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, allowability, priority or enforceability of (a) a first-priority Lien securing any First Lien Lender Claims held (or purported to be held) by or on behalf of any First Lien Agent or any of the First Lien Lenders or any agent or trustee therefor in any First Lien Lender Collateral or (b) a second-priority Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Second Priority Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Agent or any First Lien Lender to enforce this Agreement (including the priority of the Liens securing the First Lien Lender Claims as provided in Section 2.1) or any of the First Lien Lender Documents.

2.3                               No New Liens; Lender Collateral.

(a)                                 So long as the Discharge of First Lien Lender Claims has not occurred and subject to Section 6, the Second Lien Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims that are not also subject to a first-priority Lien in respect of the First Lien Lender Claims under the First Lien Lender Documents.  If the Second Lien Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the First Lien Lender Claims under the First Lien Lender Documents, then the Second Lien Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the First Lien Agents as security for the First Lien Lender Claims (but may retain a junior Lien on such collateral subject to the lien priority and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien and in any event take such actions as may be requested by any First Lien Agent to assign such Liens to the First Lien Agents (and/or each of their designees) as security for the applicable First Lien Lender Claims (provided that the Second Lien Agent shall retain a junior Lien on the assets at issue). To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any First Lien Agent or any other First Lien Lender, the Second Lien Agent agrees, for itself and on behalf of the other Second Priority Secured Parties, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.3 shall be subject to Section 4.1 and Section 4.2.

(b)                                 The parties hereto acknowledge and agree that it is their intention that the First Lien Lender Collateral and the Second Priority Collateral be identical.  In furtherance of the foregoing, the parties hereto agree (i) to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Agent, or the Second Lien Agent, the specific assets included in the First Lien Lender Collateral and the Second Priority Collateral, the steps taken to perfect the First Lien Lender Claims and the Second Priority Claims thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents in respect of the Obligations owing or arising under any First Lien Loan Document and the Obligations owing or arising under any Second Lien Loan Document, respectively, (ii) that the Second Priority Collateral Documents creating Liens on the Common Collateral shall be in all material respects the same forms of documents as the respective First Lien Collateral

Documents creating Liens on the Common Collateral other than (A) with respect to the priority nature of the Liens created thereunder in such Common Collateral, (B) such other modifications to such Second Priority Collateral Documents which are less restrictive than the corresponding First Lien Collateral Documents, and (C) provisions in the Second Priority Collateral Documents which are solely applicable to the rights and duties of the Second Lien Agent, and (iii) that at no time shall there be any Grantor that is an obligor in respect of the Obligations owing or arising under any Second Lien Loan Document that is not also an obligor in respect of the Obligations owing or arising under any First Lien Loan Document.

2.4                               Perfection of Liens.  Neither the First Lien Agents nor the First Lien Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Lien Agent and the Second Priority Secured Parties.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Lenders and the Second Priority Secured Parties and shall not impose on the First Lien Agents, the First Lien Lenders, the Second Lien Agent, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.  The Second Lien Agent shall not be responsible for perfecting and maintaining the perfection of Liens with respect to any First Lien Lender Collateral or Second Priority Collateral, which obligation shall be solely of the Company and the applicable Guarantor.

2.5                               Waiver of Marshalling.  Until the Discharge of First Lien Lender Claims, the Second Lien Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

2.6                               [Reserved].

2.7                               Revolving Loans and Amendments.  It is acknowledged that (i) the aggregate amount of the First Lien Lender Claims may be increased pursuant to the applicable First Lien Lender Document, (ii) a portion of the First Lien Lender Claims may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (iii) the First Lien Lender Claims may be extended, renewed, replaced, restructured, refinanced or otherwise amended, restated, supplemented or modified or, subject to this Agreement, secured with additional collateral (such collateral, to the extent it secures Other First Priority Lien Obligations, shall become First Lien Separate Collateral and to the extent it secures Obligations subject to Second Priority Claims, shall become Second Priority Collateral) and (iv) the aggregate amount of the First Lien Lender Claims may be increased, from time to time, up to, in each case of the foregoing clauses (i) through (iv), an aggregate principal amount not exceeding the First Lien Debt Cap, and without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof, all without affecting the relative priorities hereunder of the Liens securing the

Second Priority Claims granted on the Common Collateral or the provisions of this Agreement defining the relative rights of the First Lien Lenders and the Second Priority Secured Parties.  The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, replacement, restructuring, refinancing or restatement of either the Second Priority Claims or the First Lien Lender Claims, by the securing of any First Lien Lender Claims with any additional collateral or guarantees (such collateral shall become First Lien Separate Collateral, by the release of any First Lien Separate Collateral) or by the failure of any person to comply with any provision of this Agreement or any agreement evidencing, governing or securing any First Lien Lender Claims or Second Priority Claims. Without limiting the foregoing, all existing and any future First Lien Lender Claims of any class are intended to be secured by the Common Collateral, and the Liens on the Common Collateral securing such First Lien Lender Claims will constitute first priority Liens entitled to the benefit of this Agreement.

SECTION 3.                                                 Enforcement.

3.1                               Exercise of Remedies.

(a)                                 So long as the Discharge of First Lien Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, and until the expiration of the Remedy Standstill Period, (i) no Second Lien Agent or Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); it being agreed that only the First Priority Designated Agent or any Person authorized by it, acting in accordance with the First Lien Collateral Documents, shall be entitled to take any such actions or exercise any such remedies, (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by any First Lien Agent or any First Lien Lender in respect of the First Lien Lender Claims, the exercise of any right by any First Lien Agent or any First Lien Lender (or any agent or sub-agent on their behalf) in respect of the First Lien Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the First Lien Lender Documents or otherwise in respect of First Lien Lender Claims; provided that such exercise is conducted in accordance with applicable law and reasonable notice thereof is provided to the Second Lien Agent, or (z) object to the forbearance by the First Lien Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of First Lien Lender Claims and (ii) each First Lien Agent and the First Lien Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral and to direct the time, method, and place for exercising such right or remedy or conducting any proceeding with respect thereto, without any consultation with or the consent of the Second Lien Agent or any Second Priority Secured Party;

provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims, (B) the Second Lien Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the First Lien Lender Claims, the priority status thereof, or the rights of any First Lien Agent or any First Lien Lender to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral, (C) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or second-priority Lien of the Second Lien Agent or Second Priority Secured Party, (D) the Second Lien Agent may file any pleadings, objections, motions, or arguments which assert rights available to unsecured creditors of the Company or any other Grantor with respect to the Second Priority Claims; provided, that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (E) the Second Lien Agent and each Second Priority Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor only so long as such plan of reorganization is supported by the First Lien Agent and the First Lien Lenders or such plan of reorganization results in a Discharge of First Lien Lender Claims and (F) the Second Lien Agent and Second Priority Secured Parties may object to any disclosure statement or plan of reorganization in any Insolvency or Liquidation Proceeding of the Company or any Grantor in accordance with applicable law and this Agreement, in each case (A) through (F) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the First Lien Lender Collateral, each First Lien Agent and the First Lien Lenders may enforce the provisions of the First Lien Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to applicable law.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                 So long as the Discharge of First Lien Lender Claims has not occurred, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, except as provided in Section 6, it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Lender Claims has occurred, except as expressly provided in the provisos in Section 3.1(a)(ii) and in Section 6, the sole right of the Second Lien Agent and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a second-priority Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Lender Claims has occurred.

(c)                                  Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) the Second Lien Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Lien Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Agent or First Lien Lenders with respect to the Common Collateral or any other collateral under the First Lien Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, (ii) the Second Lien Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that it will not challenge or question in any proceeding (including in any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Lender Claims or First Lien Collateral Documents and (iii) the Second Lien Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Agent or First Lien Lenders seek to enforce or collect the First Lien Lender Claims or the first-priority Liens granted in any of the First Lien Lender Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or First Lien Lenders is adverse to the interests of the Second Priority Secured Parties.

(d)                                 The Second Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or First Lien Lenders with respect to the First Lien Lender Collateral as set forth in this Agreement and the First Lien Lender Documents.

3.2                               Separate Collateral.  Notwithstanding any other provision of this Agreement to the contrary, no provision of this Agreement shall prevent, limit or restrict any act or action by any First Lien Lender with respect to the First Lien Separate Collateral.

SECTION 4.                                                 Payments.

4.1                               Application of Proceeds.  So long as the Discharge of First Lien Lender Claims has not occurred, the Common Collateral and any other collateral in respect of the First Lien Lender Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies (including any such sale or other disposition consented to by the applicable First Lien Agents pursuant to the applicable First Lien Lender Documents while an Event of Default under (and as defined in) the First Lien Credit Agreement or the Other First Priority Lien Obligations Credit Documents, as applicable, is continuing), shall be applied by the First Lien Agents to the First Lien Lender Claims in such order as specified in the relevant First Lien Lender Documents (including the Swap Intercreditor Agreement, if then in effect) until the Discharge of First Lien Lender Claims has occurred.  Upon the Discharge of First Lien Lender Claims, each of the First Lien Agents shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent to the Second Priority Claims in such order as specified in the Second Priority Documents.

4.2                               Payments Over.  Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by the Second Lien Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of First Lien Lender Claims shall be segregated and held for the benefit of and forthwith paid over to the First Priority Designated Agent (and/or its designees) for the benefit of the First Lien Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First Priority Designated Agent is hereby individually authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Priority Secured Party.  This authorization is coupled with an interest and is irrevocable.

SECTION 5.                                                 Other Agreements.

5.1                               Releases.

(a)                                 The Second Lien Agent, for itself and on behalf of each Second Priority Secured Party, agrees that, in the event of a sale, transfer or other disposition of any specified item of Common Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) (a “Disposition”), if (i) such release is permitted under the Second Lien Loan Documents, (ii) such release is effectuated in connection with the First Lien Agent’s foreclosure upon, or other exercise of rights with respect to such Common Collateral, or (iii) such release is effectuated in connection with a sale or other Disposition of any Common Collateral under Section 363 of the Bankruptcy Code, the Liens granted to the Second Lien Agent and the Second Priority Secured Parties upon such Common Collateral to secure Second Priority Claims shall terminate or shall be automatically, unconditionally and simultaneously released and without any further action, concurrently with the termination or release of all Liens granted upon such Common Collateral to secure First Lien Lender Claims, provided that the parties’ respective Liens shall attach to the net proceeds of such Disposition with the same Lien priorities as provided in this Agreement to the extent such proceeds are not otherwise utilized to permanently reduce the First Lien Lender Claims. Upon delivery to the Second Lien Agent of a certificate signed by a Responsible Officer stating that any such termination or release of Liens securing the First Lien Lender Claims has become effective (or shall become effective concurrently with such termination or release of the Liens granted to the Second Priority Secured Parties and the Second Lien Agent) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, the Second Lien Agent will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination or release of the Liens; provided, however that such certificate signed by a Responsible Officer shall not be required for any termination or release in connection with the exercise of remedies following an Event of Default. Nothing in this Section 5.1(a) will be deemed to (x) affect any agreement of the Second Lien Agent, for itself and on behalf of the Second Priority Secured Parties, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Documents or (y) except in the case of a Disposition in connection with the exercise of secured creditors’ rights and remedies, require the release of Liens granted upon such Common Collateral to secured Second Priority Claims if such Disposition is not permitted under the terms of the Second Lien Loan Documents.

(b)                                 The Second Lien Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints the First Priority Designated Agent and any officer or agent of such First Priority Designated Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent or applicable Second Priority Secured Party or in the First Priority Designated Agent’s own name, from time to time in the First Priority Designated Agent’s discretion, for the purpose of carrying out releases of the Common Collateral pursuant to this Agreement or Section 10.9 of the Second Lien Credit Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to effect the release of Common Collateral pursuant to this Agreement or Section 10.9 of the Second Lien Credit Agreement, including any termination statements, endorsements or other instruments of transfer or release.

(c)                                  Unless and until the Discharge of First Lien Lender Claims has occurred, the Second Lien Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of First Lien Lender Claims pursuant to the First Lien Lender Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Lien Agent or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

(d)                                 Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a First Lien Collateral Document and a Second Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Common Collateral to, (ii) deliver or afford control over any item of Common Collateral to, or deposit any item of Common Collateral with, (iii) register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, as the entitlement holder, (v) hold any item of Common Collateral in trust for (to the extent such item of Common Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, any First Lien Agent or First Lien Lenders and the Second Lien Agent or Second Priority Secured Party, such Grantor may, until the applicable Discharge of First Lien Lender Claims has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First Priority Designated Agent.

5.2                               Insurance and Condemnation Awards.  Unless and until the Discharge of First Lien Lender Claims has occurred, each First Lien Agent and the First Lien Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Lender

Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of First Lien Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of First Lien Lender Claims, to the First Priority Designated Agent for the benefit of First Lien Lenders pursuant to the terms of the First Lien Lender Documents, (b) second, after the occurrence of the Discharge of First Lien Lender Claims, to the Second Priority Designated Agent for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If the Second Lien Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Priority Designated Agent in accordance with the terms of Section 4.2.

5.3                               Amendments to Second Lien Loan Documents.

(a)                                 So long as the Discharge of First Lien Lender Claims has not occurred, without the prior written consent of the First Lien Agents, no Second Priority Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Loan Document would (i) adversely affect the lien priority rights of the First Lien Lenders or the rights of the First Lien Lenders to receive payments owing pursuant to the First Lien Lender Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Common Collateral granted under the Second Lien Collateral Documents, (iii) confer any additional rights on any Second Priority Secured Party, in a manner materially adverse to the First Lien Lenders, or (iv) contravene the provisions of this Agreement or the First Lien Lender Documents. Notwithstanding the foregoing, without the consent of the First Lien Agent, the Second Lien Agent and the Second Priority Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Second Lien Loan Documents to:

(1)                                 increase the aggregate outstanding principal amount of the Second Priority Claims;

(2)                                 increase the rate of interest applicable to the “Loans” under the Second Lien Credit Agreement by more than 2.00% per annum (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the rate of interest pursuant to Section 8.4 of the Second Lien Credit Agreement) or increase the percentage with respect to the rate of interest imposed pursuant to Section 8.4 of the Second Lien Credit Agreement by more than 2.00% per annum above the rate applicable thereto on the date hereof;

(3)                                 shorten the scheduled maturity of the Second Priority Claims; or

(4)           change any conditions, covenants, defaults or events of default thereunder that expressly restricts the Company or any Grantor from making payments of the First Lien Lender Claims that would otherwise be permitted under the Second Lien Loan Documents as in effect on the date hereof.

(b)           The Second Lien Agent agrees that each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language to similar effect approved by the First Lien Agents):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Lien Agent] for the benefit of the [Secured Parties] pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to Wilmington Trust, National Association, as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Security Agreement, dated as of May 22, 2015, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), from the Company and the other “Obligors” referred to therein, in favor of Wilmington Trust, National Association, as collateral agent for the benefit of the secured parties referred to therein and other First Lien Collateral Documents (as defined in the Intercreditor Agreement (defined below)) and to the liens and security interests granted to any Other First Priority Lien Obligations Agent (as defined in the Intercreditor Agreement) pursuant to any Other First Priority Lien Obligations Security Document (as defined in the Intercreditor Agreement) (as amended, supplemented or otherwise modified from time to time), and (ii) the exercise of any right or remedy by the [Second Lien Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Wilmington Trust, National Association, in its capacity as Credit Agreement Agent and Cortland Products Corp., in its capacity as [Second Lien Agent].  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.”

(c)           In the event that the First Lien Agents or the First Lien Lenders enter into any amendment, waiver or consent in respect of or replace any First Lien Collateral Document for the purpose of amending, or adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Agents, the First Lien Lenders, the Company or any other Grantor thereunder (including the release of any first-priority Liens on First Lien Lender Collateral or the addition of additional Common Collateral or rights and remedies), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of the Second Lien Agent or any Second Priority Secured Party and without any action by the Second Lien Agent or any Second Priority Secured Party; provided, that such amendment, waiver or consent does not (i) remove assets subject to the second-priority Liens on the Second Priority Collateral or release any such second-priority Liens, unless permitted by the Second Lien Credit Agreement and if there is a substantially concurrent release of the corresponding First Lien Lender Collateral, (ii) impose any additional duties on the Second Lien Agent without its prior written consent and (iii)      materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of the Company or such Grantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the first-priority Lien of such First Lien Collateral Document is senior to the second-priority Lien of the Comparable Second Priority Collateral Document).  The relevant First Lien Agent shall give written notice of such amendment, waiver or consent to the Second Lien Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(c).

(d)           Anything contained herein to the contrary notwithstanding, until the Discharge of First Lien Lender Claims has occurred, no Second Priority Collateral Document shall be entered into unless all the collateral covered thereby is also subject to a perfected first-priority interest in favor of the First Lien Agents for the benefit of the First Lien Lenders pursuant to the First Lien Collateral Documents.

(e)           Anything contained herein to the contrary notwithstanding, no First Lien Collateral Document shall be entered into unless a Comparable Second Priority Collateral Document granting a Second Priority Lien on all the collateral covered thereby is also entered into in favor of the Second Lien Agent for the benefit of the  Second Priority Secured Parties.

5.4          Rights As Unsecured Creditors.  Except as expressly provided in this Agreement, nothing contained herein shall affect the rights or claims of the First Lien Agent, Second Lien Agent or any Secured Party as an unsecured creditor in any Insolvency or Liquidation Proceeding, and the First Lien Agent, Second Lien Agent and the Secured Parties shall retain all such rights and claims.

5.5          First Lien Agents as Gratuitous Bailees for Perfection.

(a)           Each First Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the Second Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b)           To the extent that any deposit account or security account (collectively, the “Accounts”) is under the control of any First Lien Agent at any time, such First Lien Agent will act as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 9.104(a)(5) of the UCC) for the Second Lien Agent for the purpose of perfecting the Liens of the Second Priority Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.1 (but will have no duty, responsibility or obligation to the Second Priority Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection (except as set forth in the last sentence of this Section 5.5(b)).  Unless the Liens of the Second Priority Secured Parties shall have been or concurrently are released, after the occurrence of a Discharge of First Lien Lender Claims, such First Lien Agent shall, at the request of the Second Lien Agent, cooperate with the Grantors and the Second Lien Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second Lien Agent (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Agent to be made).

(c)           In the event that any First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the First Lien Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such First Lien Agent agrees to hold such second-priority Liens as gratuitous bailee and/or gratuitous agent for the Second Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such second-priority Liens pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

(d)           Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of First Lien Lender Claims has occurred, the First Lien Agents shall be entitled to deal with the Pledged Collateral in accordance with the terms of the applicable First Lien Lender Documents as if the second-priority Liens under the Second Priority Collateral Documents did not exist.  The rights of the Second Lien Agent and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(e)           The First Lien Agents shall have no obligation whatsoever to the Second Lien Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5.  The duties or responsibilities of the First Lien Agents under this Section 5.5, other than the obligations under Section 5.5(g), shall be limited solely to holding and controlling the Collateral as gratuitous bailee and/or gratuitous agent for the Second Lien Agent for purposes of perfecting the second-priority Lien held by the Second Priority Secured Parties.

(f)            The First Lien Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any Second Priority Secured Party and the Second Lien Agent and the Second Priority Secured Parties hereby waive and release the First Lien Agents from all claims and liabilities arising pursuant to the First Lien Agents’ role under this Section 5.5, as agent and gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(g)           Upon the Discharge of First Lien Lender Claims, the relevant First Lien Agent shall as soon as reasonably practicable deliver to the Second Priority Designated Agent or the Second Priority Designated Agent’s agent (as notified to the First Lien Agent in writing), to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of such First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.  The Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the relevant First Lien Agent for loss or damage suffered by such First Lien Agent as a result of such transfer except for loss or damage suffered by such First Lien Agent as a result of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  In respect of this paragraph, the First Lien Agents have no obligation to follow instructions from the Second Lien Agent in contravention of this Agreement.

(h)           Neither the First Lien Agents nor the First Lien Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Agents or the First Lien Lenders under the First Lien Credit Agreement or the First Lien Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6          Second Priority Designated Agent as Gratuitous Bailee for Perfection.

(a)           [Reserved.]

(b)           In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the First Lien Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of second-priority Liens in such Common Collateral, upon the Discharge of First Lien Lender Claims, the Second Priority Designated Agent agrees to hold such second-priority Liens as gratuitous bailee and/or gratuitous agent for the other Second Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such second-priority Liens pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(c)           The Second Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second Lien Agent or the First Lien Agent to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6.  The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of First Lien Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the other Second Lien Agent for purposes of perfecting the second-priority Lien held by the applicable Second Priority Secured Parties.

(d)           The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Lien Agent (or the Second Priority Secured Parties for which such other Second Lien Agent are agents) and the other Second Lien Agent hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(e)           In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein.  The Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Second Priority Designated Agent for loss or damage suffered by the Second Priority Designated Agent as a result of such transfer except for loss or damage suffered by the Second Priority Designated Agent as a result of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Second Priority Designated Agent has no obligation to follow instructions from the successor Second Priority Designated Agent in contravention of this Agreement.

5.7          Release Upon Discharge of First Lien Lender Claims; No Release If Event of Default; Reinstatement.

(a)           [Reserved]

(b)           [Reserved]

(c)           If, at any time substantially concurrently with or after the Discharge of First Lien Lender Claims has occurred, any Grantor incurs and designates any First Lien Lender Claims that are secured by Liens on property or assets of any Grantor of the type constituting Pledged Collateral and such Liens are incurred in reliance on Section 5.2(h)(ii) of the Second Lien Credit Agreement, then such Discharge of First Lien Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such property or asset (other than with respect to any actions taken prior to the date of such designation pursuant to the occurrence of such first Discharge of First Lien Lender Claims), and the applicable agreement governing such First Lien Lender Claims shall automatically be treated as the First Lien Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of such property or asset constituting Common Collateral set forth herein and the granting by the First Lien Agents of amendments, waivers and consents hereunder.  Upon receipt of notice of such designation (including the identity of any new First Lien Agent), the Second Lien Agent shall promptly (i) enter into such documents and agreements (at the expense of the Grantors), including amendments or supplements to this Agreement, as such new First Lien Agent shall reasonably request in writing in order to provide the new First Lien Agent the rights of the First Lien Agents contemplated hereby and (ii) to the extent then held by the Second Lien Agent (or its agents), deliver to such First Lien Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged Collateral).

(d)           In the event that (i) the Discharge of First Lien Lender Claims or any payment of First Lien Lender Claims shall have occurred and any of such First Lien Lender Claims shall subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement or avoidance of a preference under the Bankruptcy Code, fraudulent transfer, or any other law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until there shall thereafter have been a subsequent Discharge of First Lien Lender Claims and (ii) he First Priority Designated Agent or the other First Lien Lenders shall have released any Lien on Common Collateral and any such Liens are later reinstated, then the Second Lien Agent, for itself and the benefit of each applicable Second Priority Secured Party, shall be granted a second-priority Lien on such Common Collateral, subject to the subordination provisions of this Agreement.

SECTION 6.                Insolvency or Liquidation Proceedings.

6.1          Financing Issues.  Until the Discharge of the First Lien Lender Claims has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Agent shall desire to permit the use of cash collateral or to provide or permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, so long as (x) the maximum principal amount of indebtedness permitted under any such DIP Financing does not exceed the sum of (A) the First Lien Debt Cap (as of the date of the incurrence of the DIP Financing) less any outstanding First Lien Lender Claims after giving effect to the incurrence of the DIP Financing and (B) $55 million, (y) the interest rate, fees and like amounts under the DIP Financing are commercially reasonably under the circumstances and (z) the terms of the DIP Financing do not provide for the sale of a substantial part of the Common Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions mandating or dictating the terms of a plan of reorganization (other than repayment in cash of such DIP Financing on the effective date thereof), it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3), and, to the extent the Liens securing the First Lien Lender Claims under the First Lien Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral (which Liens will, until the Discharge of First Lien Lender Claims has occurred, continue to be junior to the Liens securing the Obligations under the First Lien Credit Agreement or any other First Lien Loan Document or any Other First Priority Lien Obligations Document) to (i) such DIP Financing (and all Obligations relating thereto) on the same terms as the Liens securing the Obligations under the First Lien Credit Agreement or any other First Lien Loan Document or any Other First Priority Lien Obligations Document are so subordinated to the DIP Financing and (ii) any “carve-out” for professional and United States Trustee fees agreed to by the First Priority Designated Agent, (b) the validity, priority, enforceability or voidability of the Liens or First Lien Lender Claims with respect to the Common Collateral, or to the extent to which the Liens securing the Obligations under the First Lien Credit Agreement or any other First Lien Loan Document constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy

Code or otherwise, (c) the allowance and payment of interest, fees, and expenses as provided under Sections 506(b) and (c) of the Bankruptcy Code or under any other applicable law or otherwise to any First Lien Lender, (d) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Lender Claims made by any First Lien Agent or any holder of First Lien Lender Claims, (e) any lawful exercise by any holder of First Lien Lender Claims of the right to credit bid First Lien Lender Claims at any sale in foreclosure of First Lien Lender Collateral pursuant to Section 363(k) of the Bankruptcy Code or otherwise, or (f) any other request for judicial relief made in any court by any holder of First Lien Lender Claims relating to the lawful enforcement of any Lien on First Lien Lender Collateral. If no First Lien Lender or First Lien Agent offers to provide DIP Financing to the extent permitted under this Section 6.1 on or before the date of the hearing to approve DIP Financing, then the Second Lien Agent and any Second Priority Secured Party may seek to provide DIP Financing in an amount not to exceed $55 million secured by Liens equal in priority to the Liens securing any First Lien Lender Claims so long as (A) such DIP Financing does not “roll-up” or otherwise include or refinance any Second Priority Claims (unless the Liens securing such “roll-up” or refinancing are subordinated to the Liens securing the First Lien Lender Claims on the same basis as the Liens securing the Second Priority Claims were so subordinated to the First Lien Lender Claim under this Agreement immediately prior to such “roll-up” or refinancing), and the First Lien Agent may object thereto, (B) the First Lien Agent or First Lien Lenders do not oppose or object to such DIP Financing, the granting or such liens, or the use of cash collateral and (C) the terms of the DIP Financing do not provide for the sale of a substantial part of the Common Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions mandating or dictating the terms of a plan of reorganization (other than repayment in cash of such DIP Financing on the effective date thereof). Notwithstanding any other provision of this Agreement, the Second Lien Agent and the Second Priority Secured Parties shall be entitled to file any pleadings, objections, motions or agreements that assert the rights or interests available to unsecured creditors arising under either the Bankruptcy Code or applicable non-bankruptcy law not in violation of any term of this Agreement.

6.2          Relief from the Automatic Stay.  Until the Discharge of First Lien Lender Claims has occurred, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of all First Lien Agents and Required Lenders.

6.3          Adequate Protection.  Until the Discharge of the First Lien Lender Claims has occurred, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by any First Lien Agent or First Lien Lenders for adequate protection, (b) any objection by any First Lien Agent or First Lien Lenders to any motion, relief, action or proceeding based on such First Lien Agent’s or the First Lien Lenders’ claiming a lack of adequate protection, or (c) with respect to a principal amount up to the First Lien Debt Cap, the allowance and/or payment of pre- or post-petition interest, fees, expenses or other amounts of any First Lien Agent or any other First Lien Lender under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the First Lien

Lenders (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code, then the Second Lien Agent, on behalf of itself and any applicable Second Priority Secured Party, may seek or request adequate protection solely in the form of (as applicable) a replacement Lien on such additional or replacement collateral, which Lien is subordinated to the adequate protection Liens securing the First Lien Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing First Lien Lender Claims under this Agreement, and (ii) in the event the Second Lien Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral, then the Second Lien Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agent shall also be granted a senior Lien on such additional or replacement collateral as adequate protection for the applicable First Lien Lender Claims, and that any Lien on such additional or replacement collateral granted as adequate protection for the Second Priority Claims shall be subordinated to the Liens on such collateral granted to the First Lien Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing First Lien Lender Claims under this Agreement.  Without limiting the generality of the foregoing, to the extent the First Lien Agent or the holders of First Lien Lender Claims are granted adequate protection in the form of cash payments for current fees and expenses, then the Second Lien Agent and the holders of Second Priority Claims shall also be entitled to seek adequate protection in such form, subject to the right of the First Lien Agent or the holders of First Lien Lender Claims to object to the amount of fees and expenses so sought by the Second Lien Agent and such holders of Second Priority Claims.

6.4          Avoidance Issues.  Until the Discharge of the First Lien Lender Claims has occurred, if any First Lien Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the First Lien Lender Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such First Lien Lender Claims reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5          Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or any law in respect of the perfection of security interest, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, both on account of First Lien Lender Claims and on account of Second Priority Claims, then, to the extent the debt obligations distributed on account of the

First Lien Lender Claims and on account of the Second Priority Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.  All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession.  The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6          Waivers.  Until the Discharge of First Lien Lender Claims has occurred, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Lender Claims for costs and expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any First Lien Lender of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the Common Collateral.

6.7          Separate Grants Of Security And Separate Classifications.  Until the Discharge of the First Lien Lender Claims has occurred, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges and agrees that if, notwithstanding any other provision of this Agreement, it is held that any claims of the First Lien Lenders and the Second Priority Secured Parties in respect of the Common Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby acknowledges and agrees that all distributions from the Common Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Lien Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees and expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code or otherwise in such Insolvency or Liquidation Proceeding) before any distribution is made from the Common Collateral in respect of the Second Priority Claims, with the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby acknowledging and agreeing to turn over to the First Priority Designated Agent amounts otherwise received or receivable by them from the Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

6.8          Post-Petition Interest.

(a)           Until the Discharge of the First Lien Lender Claims has occurred, neither the Second Lien Agent nor any other Second Priority Secured Party shall oppose or seek to challenge any claim by the First Lien Agent or any other First Lien Lender for allowance in any Insolvency or Liquidation Proceeding of Obligations under the First Lien Lender Documents consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise.

(b)           Neither the First Lien Agent nor any other First Lien Lender shall oppose or seek to challenge any claim by the Second Lien Agent or any other Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Claims consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise, to the extent of the value of the Lien of the Second Lien Agent on behalf of the Second Priority Secured Parties on the Common Collateral (after taking into account the First Lien Lender Claims).

6.9          Asset Sales.  Until the Discharge of the First Lien Lender Claims has occurred, the Second Lien Agent agrees, on behalf of itself and the Second Priority Secured Parties, that it will not oppose any sale consented to by the First Lien Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under any law applicable to any Insolvency or Liquidation Proceeding) so long as the Proceeds of such sale are applied in accordance with this Agreement provided that (i) the First Lien Agent has agreed to release the Liens securing the First Lien Lender Claims on such Common Collateral, (ii) the Second Lien Agent may request the United States Bankruptcy Court in the Insolvency or Liquidation Proceeding to grant the Second Lien Agent a Lien in the excess proceeds from such sale or disposition (and the First Lien Agent and the other First Lien Lenders shall not object thereto), (iii) the Second Lien Agent shall have had an opportunity to object to any bidding procedures motion filed in the Insolvency or Liquidation Proceeding and the sale is conducted in compliance with the bidding procedures approved by the United States Bankruptcy Court in such Insolvency or Liquidation Proceeding, and (iv) such motion does not impair the rights of the Second Priority Secured Parties under Section 363(k) of the Bankruptcy Code or otherwise to bid on such assets.

6.10        Reorganization Securities.  Subject to the ability of the First Lien Lenders and the Second Priority Secured Parties, as applicable, to support or oppose confirmation or approval of any plan of reorganization as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, both on account of First Lien Lender Claims and on account of Second Priority Claims, then, to the extent the debt obligations distributed on account of the First Lien Lender Claims and on account of the Second Priority Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed and to the Liens securing such debt obligations and the distribution of Proceeds thereof.

SECTION 7.                First Lien Purchase Option.

7.1          Right to Purchase.  Upon the Second Lien Agent’s acceleration of the Second Priority Claims or the commencement of any Insolvency or Liquidation Proceeding with respect to the Borrower or any Grantor, any one or more of the First Lien Lenders (acting in their individual capacity or through one or more affiliates) shall have the right, subject to the third sentence of this Section 7.1, but not the obligation, upon written notice from the First Lien Agent on behalf of such First Lien Lenders (a “First Lien Purchase Notice”) to Second Lien Agent given within ten Business Days of receipt of such written notice to acquire from the Second Lien Lenders all (but not less than all) of the right, title, and interest of the Second Lien Lenders in and to the Second Priority Claims and the Second Lien Loan Documents.  The First Lien Purchase Notice, if given, shall be irrevocable.  On the date specified by the First Lien Agent in the First Lien Purchase Notice (which shall not be more than ten (10) Business Days after the receipt by Second Lien Agent of the First Lien Purchase Notice), the Second Lien Lenders shall sell to the purchasing First Lien Lenders and the purchasing First Lien Lenders shall purchase from the Second Lien Lenders, the Second Priority Claims.

7.2          Payments.  On the date of such purchase and sale, the purchasing First Lien Lenders shall:

(a)           pay to Second Lien Agent, for the benefit of the Second Lien Lenders, as the purchase price therefor, the full amount of all the Second Priority Claims (other than (x) indemnification obligations for which no claim or demand for payment has been made at such time, and (y) Second Priority Claims cash collateralized in accordance with Section 7.2(b) below) then outstanding and unpaid;

(b)           furnish cash collateral to the Second Lien Agent in such amounts as the Second Lien Agent reasonably determines is necessary to secure the Second Lien Agent and the Second Lien Lenders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the Second Lien Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by Second Lien Agent in respect of indemnification obligations shall be remitted to the First Lien Agent for the benefit of the purchasing First Lien Lenders), or make such other accommodations as are reasonably agreed between the Second Lien Agent and the First Lien Agent with respect to such obligations (it being understood for purposes of Section 7.2(b) and 8.2(b), 103% cash collateralization of letters of credit is sufficient); and

(c)           pay to Second Lien Agent and the other Second Lien Lenders the amount of all expenses in accordance with the Second Lien Loan Documents (including the reimbursement of attorneys’ fees, field examination expenses, and appraisal fees).

Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of Second Lien Agent as Second Lien Agent may designate in writing to First Lien Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing First Lien Lenders to the bank account designated by Second Lien Agent are received in such bank account prior to 2:00 p.m., Eastern time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by Second Lien Agent are received in such bank account later than 2:00 p.m., Eastern time.

7.3          Documentation.  Any such purchase under this Section 7 shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by Second Lien Agent and the other Second Lien Lenders as to the Second Priority Claims so purchased, or otherwise, and without recourse to Second Lien Agent or any other Second Lien Lenders, except that each Second Lien Lender shall represent and warrant: (i) that the amount quoted by such Second Lien Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, and (ii) it owns, or has the right to transfer to the purchasing Second Lien Lenders, the rights being transferred.

7.4          Retained Interest of Second Lien Lenders.  In the event that any one or more of the First Lien Lenders exercises and consummates the purchase option set forth in this Section 7, the Second Lien Lenders shall retain their indemnification rights under the Second Lien Credit Agreement.

SECTION 8.                Second Lien Purchase Option.

8.1          Right to Purchase.  To the extent First Lien Lenders decline to exercise their right to acquire, or fail to give notice of such exercise or complete such acquisition within the time periods specified in Section 7.1, from the Second Lien Lenders all (but not less than all) of the right, title and interest of the Second Lien Lenders in an to the Second Priority Claims, upon and after the First Lien Agent’s acceleration of the First Lien Lender Claims or the commencement of any Insolvency or Liquidation Proceeding with respect to the Borrower or any Guarantor, any one or more of the Second Lien Lenders (acting in their individual capacity or through one or more affiliates) shall have the right, subject to the third sentence of this Section 8.1, but not the obligation, upon written notice from the Second Lien Agent on behalf of such Second Lien Lenders (a “Second Lien Purchase Notice”) to First Lien Agent to acquire from the First Lien Lenders all (but not less than all) of the right, title, and interest of the First Lien Lenders in and to the First Lien Lender Claims and the First Lien Loan Documents.  The Second Lien Purchase Notice, if given, shall be irrevocable.  On the date specified by the Second Lien Agent in the Second Lien Purchase Notice (which shall not be more than ten (10) Business Days after the receipt by First Lien Agent of the Second Lien Purchase Notice), the First Lien Lenders shall sell to the purchasing Second Lien Lenders and the purchasing Second Lien Lenders shall purchase from the First Lien Lenders, the First Lien Lender Claims.

8.2          Payments.  On the date of such purchase and sale, the purchasing Second Lien Lenders shall:

(a)           pay to First Lien Agent, for the benefit of the First Lien Lenders, as the purchase price therefor, the full amount of all the First Lien Lender Claims (other than (x) indemnification obligations for which no claim or demand for payment has been made at such time, and (y) First Lien Lender Claims cash collateralized in accordance with Section 8.2(b) below) then outstanding and unpaid;

(b)           furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent reasonably determines is necessary to secure the First Lien Agent and the First Lien Lenders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the First Lien Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of indemnification obligations shall be remitted to the Second Lien Agent for the benefit of the purchasing Second Lien Lenders), or make such other accommodations as are reasonably agreed between the First Lien Agent and the Second Lien Agent with respect to such obligations; and

(c)           pay to First Lien Agent and the other First Lien Lenders the amount of all expenses in accordance with the First Lien Loan Documents (including the reimbursement of attorneys’ fees, field examination expenses, and appraisal fees).

Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., Eastern time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., Eastern time.

8.3          Documentation.  Any such purchase under this Section 8 shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by First Lien Agent and the other First Lien Lenders as to the First Lien Lender Claims so purchased, or otherwise, and without recourse to First Lien Agent or any other First Lien Lenders, except that each First Lien Lender shall represent and warrant: (i) that the amount quoted by such First Lien Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, and (ii) it owns, or has the right to transfer to the purchasing Second Lien Lenders, the rights being transferred.

8.4          Retained Interest of First Lien Lenders.  In the event that any one or more of the Second Lien Lenders exercises and consummates the purchase option set forth in this Section 8, the First Lien Lenders shall retain their indemnification rights under the First Lien Credit Agreement.

SECTION 9.                The Reliance; Waivers; etc.

9.1          Reliance.  The consent by the First Lien Lenders to the execution and delivery of the Second Priority Documents to which the First Lien Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.  The Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any credit decision or other decisions made by any First Lien

Agent or any First Lien Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

9.2          No Warranties or Liability.  Neither any First Lien Agent nor any First Lien Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Lien Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.  The First Lien Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement.  Neither any First Lien Agent nor any First Lien Lender shall have any duty to the Second Lien Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Agreement, the First Lien Agents, the First Lien Lenders, the Second Lien Agent and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the First Lien Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

9.3          Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Agents and the First Lien Lenders, and the Second Lien Agent and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Lender Documents or any Second Priority Documents;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other First Lien Lender Document or of the terms of the Second Lien Credit Agreement or any other Second Priority Document;

(c)           any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Lender Claims or Second Priority Claims or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Lender Claims, or of the Second Lien Agent or any Second Priority Secured Party in respect of this Agreement.

9.4          No Waiver of Lien Priorities.

(a)           No right of the First Lien Lenders, the First Lien Agents or any of them to enforce any provision of this Agreement or any First Lien Lender Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Lender or any First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Lender Documents or any of the Second Priority Documents, regardless of any knowledge thereof which the First Lien Agent or the First Lien Lenders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Lender Documents and subject to the provisions of Section 5.3 and Section 10.19) the First Lien Lenders, the First Lien Agents and any of them may, at any time and from time to time in accordance with the First Lien Lender Documents and/or applicable law, without the consent of, or notice to, the Second Lien Agent or any Second Priority Secured Parties, without incurring any liabilities to the Second Lien Agent or any Second Priority Secured Parties and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any Second Priority Secured Party is affected, impaired or extinguished thereby) do any one or more of the following: (1) subject to the definition of First Lien Debt Cap, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Lender Claims or any Lien on any First Lien Lender Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Lender Claims, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agents or any of the First Lien Lenders, the First Lien Lender Claims or any of the First Lien Lender Documents; (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Lender Collateral or any liability of the Company or any other Grantor to the First Lien Lenders or the First Lien Agents, or any liability incurred directly or indirectly in respect thereof; (3) settle or compromise any First Lien Lender Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Lender Claims) in any manner or order; and (4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the

Company, any other Grantor or any First Lien Lender Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Lenders or any liability incurred directly or indirectly in respect thereof.

(c)           Subject to the terms of this Agreement (and subject to the rights of the Company and the other Grantors under the Second Priority Documents and subject to the provisions of Section 5.3 and Section 10.19), the Second Priority Secured Parties, the Second Lien Agent and any of them may, at any time and from time to time in accordance with the Second Priority Documents and/or applicable law, without the consent of, or notice to, the First Lien Agents or any First Lien Lender, without incurring any liabilities to the First Lien Agents or any First Lien Lender and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any First Lien Agent or any First Lien Lenders is affected, impaired or extinguished thereby) do any one or more of the following: (1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Priority Claims or any Lien on any Second Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Priority Claims, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Second Lien Agent or any of the Second Priority Secured Parties, the Second Priority Claims or any of the Second Priority Documents; (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Second Priority Collateral or any liability of the Company or any other Grantor to the Second Priority Secured Parties or the Second Lien Agent, or any liability incurred directly or indirectly in respect thereof; (3) settle or compromise any Second Priority Secured Party Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Second Priority Claims) in any manner or order; and (4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Second Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Second Priority Secured Parties or any liability incurred directly or indirectly in respect thereof.

SECTION 10.              Miscellaneous.

10.1        Conflicts.  Subject to Sections 10.19 and 10.22, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Lender Document or any Second Priority Document, the provisions of this Agreement shall govern.

10.2        Continuing Nature of this Agreement; Severability.  Subject to Section 6.4 and Section 5.7(c), this Agreement shall continue to be effective until the Discharge of First Lien Lender Claims shall have occurred or such earlier time as all the Obligations in respect of the Second Priority Claims shall have been paid in full.  This is a continuing agreement of lien subordination and the First Lien Lenders may continue, at any time and without notice to the Second Lien Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Lien Lender Claims in reliance hereon.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.3        Amendments; Waivers.  Subject to Section 10.21 hereof, no amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Agent or any First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver) or has the effect of limiting the Company’s and the other Grantors’ ability to incur First Lien Lender Claims or Second Priority Claims that the Company and the other Grantors would otherwise be permitted to incur under each of the First Lien Lender Documents and the Second Lien Loan Documents or the ability of the Company and the other Grantors to incur DIP Financing.

10.4        Information Concerning Financial Condition of the Company and the Subsidiaries.  Neither any First Lien Agent nor any First Lien Lender shall have any obligation to the Second Lien Agent or any Second Priority Secured Party to keep the Second Lien Agent or any Second Priority Secured Party informed of, and the Second Lien Agent and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agents or the First Lien Lenders with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the First Lien Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the First Lien Lender Claims.  The First Lien Agents, the First Lien Lenders, the Second Lien Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that any First Lien Agent, any First Lien Lender, the Second Lien Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agents, the First Lien Lenders, the Second Lien Agent and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

10.5        Subrogation.  The Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that it shall not assert or enforce any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Lender Claims has occurred.

10.6        Application of Payments.  Except as otherwise provided herein, all payments received by the First Lien Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Lender Claims as the First Lien Lenders, in their sole discretion, deem appropriate, consistent with the terms of the First Lien Lender Documents.  Except as otherwise provided herein, the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any extension or postponement of the time of payment of the First Lien Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

10.7        Consent to Jurisdiction; Waivers.  The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York County, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 10.8 for such party.  Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid.  The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that each Second Priority Secured Party and the Second Lien Agent agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts, and (b) in any such action or proceeding brought against the Second Lien Agent or any Grantor or any Second Priority Secured Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Second Priority Secured Party from asserting or seeking the same in the New York Courts.

10.8        Notices.  All notices to the Second Priority Secured Parties and the First Lien Lenders permitted or required under this Agreement may be sent to the First Lien Credit Agreement Agent, Second Lien Agent or any First Lien Agent as provided in the First Lien Credit Agreement, the Second Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the other relevant First Lien Lender Documents or the other relevant Second Priority Documents, as applicable.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth in the applicable First Lien Lender Document or Second Priority Document, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.  The First Lien Agents hereby agree to promptly notify the Second Lien Agent upon payment in full in cash of all Obligations under the applicable First Lien Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

10.9        Further Assurances.  Each of the Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, and each applicable First Lien Agent, on behalf of itself and each First Lien Lender, agrees that each of them shall take such further action and shall execute and deliver to each other First Lien Agent and the First Lien Lenders such additional documents and instruments (in recordable form, if requested) as each other First Lien Agent or the First Lien Lenders may reasonably request, at the expense of the Grantors, to effectuate the terms of and the lien priorities contemplated by this Agreement.

10.10      Governing Law.  This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

10.11      Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Agents, the First Lien Lenders, the Second Lien Agent, the Second Priority Secured Parties and their respective permitted successors and assigns.

10.12      Specific Performance.  Each First Lien Agent and Second Lien Agent may demand specific performance of this Agreement or other appropriate equitable relief.  Each First Lien Agent on behalf of itself and each applicable First Lien Secured Party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Second Lien Agent or any other Second Lien Lender.  The Second Lien Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Agent or any other First Lien Lender.

10.13      Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

10.14      Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document.

10.15      Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  The First Lien Agents represent and warrant that this Agreement is binding upon the First Lien Lenders.  The Second Lien Agent represents and warrants severally that this Agreement is binding upon its Second Priority Secured Parties.

10.16      No Third Party Beneficiaries; Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Lien Lender Claims and Second Priority Claims.  No other Person shall have or be entitled to assert rights or benefits hereunder.

10.17      Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.  This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding.  All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

10.18      First Lien Agents and Second Lien Agent.  It is understood and agreed that (a)(i) Wilmington Trust, National Association is entering into this Agreement in its capacity as First Lien Credit Agreement Agent and not in its individual capacity, (ii) the provisions of the First Lien Credit Agreement affording rights, privileges, protections, immunities and indemnities to Wilmington Trust, National Association, as administrative agent thereunder, including, without limitation and the provisions of Article 10 of the First Lien Credit Agreement applicable to Wilmington Trust, National Association, as administrative agent and collateral agent thereunder shall also apply to Wilmington Trust, National Association, as First Lien Credit Agreement Agent, First Lien Agent and First Priority Designated Agent hereunder and (iii) in no event shall Wilmington Trust, National Association incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of any First Lien Agent, the First Priority Designated Agent or any First Lien Lender hereunder (other than its capacity as First Lien Credit Agreement Agent hereunder), all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, and (b)(i) Cortland Products Corp. is entering into this Agreement in its capacity as Second Lien Agent and not in its individual capacity, (ii) the provisions of the Second Lien Credit Agreement and Second Priority Collateral Documents affording rights, privileges, protections, immunities and indemnities to Cortland Products Corp. as administrative agent thereunder, including, without limitation, and the provisions of Article 10 of the Second Lien Credit Agreement applicable to Cortland Products Corp., as administrative agent thereunder shall also apply to Cortland Products Corp. as Second Lien Agent and Second Priority Designated Agent hereunder and (iii) in no event shall Cortland Products Corp. incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Second Priority Designated Agent or any Second Priority Secured Party hereunder (other than as Second Lien Agent hereunder), all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party.

10.19      Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Lien Credit Agreement or any other First Lien Lender Documents or Second Priority Documents entered into in connection with the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit

Documents, the Second Lien Credit Agreement or any other First Lien Lender Document or Second Priority Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other First Lien Lender Documents entered into in connection with the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Lien Credit Agreement or any other Second Priority Documents, (b) change the relative priorities of the First Lien Lender Claims or the Liens granted under the First Lien Lender Documents on the Common Collateral (or any other assets) as among the First Lien Lenders, (c) otherwise change the relative rights of the First Lien Lenders in respect of the Common Collateral as among such First Lien Lenders or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents or any other First Lien Lender Document entered into in connection with the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Lien Credit Agreement or any other Second Priority Documents.

10.20      [Reserved]

10.21      Joinder Requirements.  The Company and/or any First Lien Agent and/or the Second Lien Agent, without the consent of any other First Lien Agent or Second Lien Agent, any First Lien Lender or any Second Priority Secured Party, may designate additional obligations as Other First Priority Lien Obligations or Other Second Priority Lien Obligations, as applicable, (i) if the incurrence of such obligations is permitted under each of the First Lien Credit Agreement, each Other First Priority Lien Obligations Credit Document, the Second Lien Credit Agreement, all other relevant First Lien Lender Documents and Second Priority Documents and this Agreement and (ii) after delivering a certificate signed by a Responsible Officer to any First Lien Agent and any Second Lien Agent certifying that the incurrence of such Other First Priority Lien Obligations or Other Second Priority Lien Obligations, as applicable, is permitted under the First Lien Lender Documents, the Second Priority Documents and the terms of this Agreement.  If so permitted, as a condition precedent to the effectiveness of such designation, the applicable Other First Priority Lien Obligations Agent or Other Second Priority Lien Obligations Agent, as applicable, shall execute and deliver to each First Lien Agent and each Second Lien Agent, a joinder agreement to this Agreement in form and substance reasonably satisfactory to the First Priority Designated Agent and the Second Priority Designated Agent.  Notwithstanding anything to the contrary set forth in this Section 10.21 or in Section 10.3 hereof, any First Lien Agent and/or any Second Lien Agent may, and, at the request of the Company, shall, in each case, without the consent of any other First Lien Agent or Second Lien Agent, any First Lien Lender or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other First Priority Lien Obligations or Other Second Priority Lien Obligations, as applicable.  Any such amendment may, among other things, (i) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) or Other Second Priority Lien Obligations Credit Documents (or any agent or trustee thereof), as applicable, to the extent such Obligations are not prohibited by the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents and the Second Lien Credit Agreement, and (ii) in the case of Obligations arising under Other First Priority Lien Obligations Credit Documents, (a) establish that the Lien on the Common Collateral securing such Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second Priority Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any other First Lien Lender Claims, and (b) provide to the holders of such Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of First Lien Lender Claims under this Agreement prior to the incurrence of such Obligations. Any such additional party, each First Lien Agent and each Second Lien Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Lien Credit Agreement if such determination is set forth in a certificate of a Responsible Officer of the Company delivered to such party, the First Lien Agents and the Second Lien Agents prior to or substantially concurrently with any designation, amendment or supplemental agreement described in this Section 10.21; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the First Lien Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the First Lien Collateral Documents, the Second Lien Credit Agreement, the Second Priority Collateral Documents or this Agreement.

10.22      Intercreditor Agreements.  Each party hereto agrees that the First Lien Lenders (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Agent or Second Lien Agent governing the rights, benefits and privileges as among the First Lien Lenders or the Second Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other First Lien Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other First Lien Collateral Documents or Second Priority Collateral Documents, as the case may be, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any First Lien Lenders, the First Lien Agent acting on behalf of such First Lien Lenders agrees in its sole discretion, or is otherwise obligated pursuant to the terms of the applicable First Lien Collateral Documents, to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the First Lien Lenders holding First Lien Lender Claims under the First Lien Credit Agreement, the Required Lenders otherwise authorize the applicable First Lien Agent to enter into any such intercreditor agreement (or similar arrangement). If a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, and the provisions of this Agreement shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

10.23      Exculpatory Provisions.

(a)           It is expressly understood and agreed by each First Lien Agent and each Second Lien Agent that the First Lien Agents, on the one hand, and the Second Lien Agents, on the other hand, as applicable:

(1)           shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(2)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the First Lien Lender Documents or the Second Priority Documents that the First Lien Agents or the Second Lien Agents, as applicable, are required to exercise as directed in writing by any First Lien Agent or any Second Lien Agent, as applicable; provided that such First Lien Agent or Second Lien Agent, as applicable, shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any First Lien Lender Document or Second Priority Document, as applicable, or applicable law;

(3)           shall not be liable for any action taken or not taken by it (i) with the consent or at the request of any First Lien Agent or Second Lien Agent, as applicable, (ii) in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement (it being understood and agreed that such First Lien Agent shall be deemed not to have knowledge of any Event of Default under any Second Priority Documents, and the Second Lien Agent shall be deemed not to have knowledge of any Event of Default under any First Lien Lender Documents, unless and until written notice describing such Event of Default is given to such First Lien Agent by the applicable Second Lien Agent or the Company, or to the Second Lien Agent by the applicable First Lien Agent or the Company, as applicable);

(4)           shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any First Lien Lender Documents or Second Priority Documents, as applicable, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default hereunder or thereunder, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any First Lien Lender Document or Second Priority Document, as applicable, or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Lender Documents or the Second Priority Documents, as applicable, (v) the value or the sufficiency of any Common Collateral for any First Lien Lender Claims or Second Priority Claims, as applicable, or (vi) the satisfaction of any condition set forth in any First Lien Lender Documents or Second Priority Documents, other than to confirm receipt of items expressly required to be delivered to any First Lien Agent or Second Lien Agent, as applicable; and

(b)           with respect to any First Lien Collateral Documents, the Second Lien Agent may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the applicable First Lien Agent to the contrary specifically setting forth the alleged violation.

10.24      Reliance by First Lien Agents and Second Lien Agent.  The First Lien Agents and the Second Lien Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The First Lien Agents and the Second Lien Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as First Lien Agent

By:	/s/ Meghan H. McCauley
Name: Meghan H. McCauley
Title: Assistant Vice President

Signature Page to Intercreditor Agreement

CORTLAND PRODUCTS CORP., as Second Lien Agent

By:	/s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Associate Counsel

Signature Page to Intercreditor Agreement

Acknowledgement of Intercreditor Agreement

The Company and the other Grantors have read the foregoing Agreement and consent thereto.  The Company and the other Grantors each agree not to take any action that would be contrary to the provisions of the foregoing Agreement and agree that, except as otherwise provided therein, including with respect to those provisions of which the Company or any other Grantor is an intended third party beneficiary, no Second Lien Agent, First Lien Agent, First Lien Lender or Second Priority Secured Party shall have any liability to the Company or any Grantor for acting in accordance with the provisions of the foregoing Agreement and the First Lien Credit Agreement, the Second Lien Credit Agreement and other collateral, security and credit documents referred to therein.  The Company and the other Grantors each understand that it is not an intended beneficiary or third party beneficiary of the foregoing Agreement.  The Company and the other Grantors each agree to be bound by Section 10.21 of the foregoing Agreement.

Notwithstanding anything to the contrary in the foregoing Agreement or provided herein, each of the undersigned and each party to the foregoing Agreement agree, on behalf of itself and in its capacity as agent under the foregoing Agreement, that (i) the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the foregoing Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver) or has the effect of limiting the Company’s and the other Grantor’s ability to incur First Lien Lender Claims or Second Priority Claims that the Company and the other Grantors would otherwise be permitted to incur under each of the First Lien Lender Documents and the Second Lien Loan Documents or the ability of the Company and the other Grantors to incur DIP Financing and (ii) upon the Company’s request in connection with a designation of additional obligations as Other First Priority Lien Obligations, any First Lien Agent and/or the Second Lien Agent shall enter into such supplemental agreements (which may each take the form of an amendment, an amendment and restatement or a supplement of the foregoing Agreement) to facilitate the designation of such additional obligations as contemplated by Section 10.21 of the foregoing Agreement as the Company may request).

Without limitation of the foregoing, each of the undersigned and each party to the foregoing Agreement agree, on behalf of itself and in its capacity as agent under the foregoing Agreement, at the Company’s expense, to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as any of the Company, the First Lien Credit Agreement Agent, or any other First Lien Agent or Second Lien Agent may reasonably request to effectuate the terms of the foregoing Agreement.

For the purposes hereof, the address of the Company shall be as set forth in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

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WARREN RESOURCES, INC.

By:	/s/ Stewart P. Skelly
Name: Stewart P. Skelly
Title: Vice President and Chief Financial Officer

WARREN E&P , INC.
WARRANT MARCELLUS LLC
WARREN RESOURCES OF CALIFORNIA, INC.

By:	/s/ Stewart P. Skelly
Name: Stewart P. Skelly
Title: Vice President and Treasurer

Acknowledgement of Intercreditor Agreement